Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238983 on Form S-3 and Registration Statement Nos. 333-231570 and 333-238964 each on Form S-8 of our report dated March 17, 2021, relating to the financial statements of Axcella Health Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 17, 2021